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                                                                EXHIBIT 10.60

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED ARTICLES OF INCORPORATION OF

                                  JALATE, LTD.
                            A CALIFORNIA CORPORATION

VINTON W. BACON and JAN L. GROSSMAN hereby certify as follows:

1. They are the President and the Secretary, respectively, of Jalate, Ltd., a California corporation.

2. The Restated Articles of Incorporation of this corporation is amended to add thereto the following Article Six:

                        A. This corporation is a listed corporation within the meaning of Section 301.5(d) of the California General Corporations Law (the "California Law"), by reason of having its shares of common stock listed on the American Stock Exchange.

                        B. Upon the effectiveness of this Article Six, the election of directors by the shareholders shall not be by cumulative voting. At each election of directors, each shareholder entitled to vote may vote all the shares held by that shareholder for each of several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by the shareholder.

                        C. If at any time this corporation ceases to be a listed corporation as defined in Section 301.5 of the California Law, at each succeeding meeting of shareholders at which directors are to be elected, the election of directors by the shareholders shall be by cumulative voting provided the candidates' names have been properly placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. Shareholders shall continue to be entitled to elect directors by cumulative voting until the corporation once again qualifies as a listed corporation within the meaning of Section 301.5 of the
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                California Law, and the foregoing provisions of this Article Six shall be reinstated.

3. The foregoing amendment of the Restated Articles of Incorporation of this corporation has been duly approved by the Board of Directors.

4. The foregoing amendment of the Restated Articles of Incorporation of this corporation has been duly approved by the required vote of the shareholders of this corporation in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of this corporation is 3,403,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated 2/25, 1997

                                        /s/ VINTON W. BACON
                                        --------------------------
                                        VINTON W. BACON, President


                                        /s/ JAN L. GROSSMAN
                                        --------------------------
                                        JAN L. GROSSMAN, Secretary


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